                                                                    Exhibit 3.77

                                                                               D

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                                    ARTICLE I
                      THE EXACT NAME OF THE CORPORATION IS:

                               PJC Realty MA, Inc.

                                   ARTICLE II
      The purpose of the corporation is to engage in the following business activities:

                           See Continuation Sheet II-1


NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.


/s/ [ILLEGIBLE]
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Examiner

/s/ [ILLEGIBLE]
------------------
Name Approved


 C    /X/
 P    / /
 M    / /
R.A.  /X/


  9
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P.C.

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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

       WITHOUT PAR VALUE                                            WITH PAR VALUE
---------------------------------   ---------------------------------------------------------
TYPE           NUMBER OF SHARES         TYPE       NUMBER OF SHARES             PAR VALUE
---------------------------------   ---------------------------------------------------------
Common:                                 Common:          3,000                   $ 0.01

Preferred:                              Preferred:

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                       N/A

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None


                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                      See Continuation Sheets VI-1 and VI-2


**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

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                            ARTICLES OF ORGANIZATION

Continuation Sheet for Article II
of Articles of Organization of
PJC Realty MA, Inc.

ARTICLE II - CORPORATE PURPOSES

     The purposes of the Corporation shall be to own and lease real estate.

     To conduct any other business, operation or activity, whether or not related to the foregoing, which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, and to have and exercise all powers granted and conferred by the laws of such Commonwealth upon corporations organized under such Law.

     To carry on any business, operation or activity in which it may engage to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, limited and/or general, or as a trustee, participant, manager, member, associate or stockholder of or in any form of partnership, joint venture, corporation, association, trust, limited liability company or other form of entity.

                                      II-1
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Continuation Sheets for Article VI
of Articles of Organization of
PJC Realty MA, Inc.

ARTICLE VI - OTHER LAWFUL PROVISIONS

     The following additional provisions are hereby established for the management, conduct and regulation of the business and affairs of this Corporation, and for creating, limiting, defining and regulating the powers of this Corporation and of its board of directors and stockholders:

     6.1 AUTHORITY OF BOARD AS TO ACCOUNTS AND DIVIDENDS. The board of directors of the Corporation is hereby specifically authorized from time to time in its discretion to determine the manner in which the accounts of the Corporation shall be kept, and to determine for any purpose and in any manner not inconsistent with other provisions of these Articles of Organization, the amount of the gross assets, liabilities, net assets, net earnings, profits and surplus of the Corporation as the same exist or shall have existed at any time or for any period or periods, and to create, increase, abolish or reduce any reserve or reserves for accrued, accruing or contingent liabilities or expenses, including taxes and other charges, and to determine what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration received for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration received for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction. The board of directors of the Corporation shall have full and absolute discretion to determine whether to declare dividends upon the capital stock of the Corporation from funds legally available therefor or to refrain from declaring such dividends; the status of stockholders of the Corporation shall confer no right to have any dividend declared.

     6.2 BY-LAWS MAY AUTHORIZE AMENDMENT BY THE BOARD OF DIRECTORS. The by-laws may provide that, subject to the power of the stockholders to make, alter or amend the by-laws, the board of directors may also, from time to time, in its discretion, make, amend or repeal the by-laws, in part or in whole, except with respect to any provision thereof which by law, these Articles of Organization or the by-laws requires action by the stockholders.

     6.3 LOCATION OF STOCKHOLDERS' MEETINGS. Meetings of stockholders may be held anywhere in the United States.

                                      VI-1
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     6.4 NO DIRECTOR LIABILITY FOR BREACH OF FIDUCIARY DUTY. No director of this
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any law imposing such liability; PROVIDED, HOWEVER, that to the extent provided by applicable law this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Sections 60, 61, 62 or 64 of the Massachusetts Business Corporation Law, or (iv) for any transaction in connection with which such director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6.5 PURCHASE, ETC., OF STOCK NOT A REDUCTION OF CAPITAL. The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock.

                                      VI-2
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                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.

                                  ARTICLE VIII

The information contained in Article viii is not a permanent part of the Articles of Organization.

a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation IN MASSACHUSETTS is:

     c/o National Corporate Research, Ltd., 18 Tremont Street, Suite 146, Boston, MA 02108

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                         NAME             RESIDENTIAL ADDRESS       POST OFFICE ADDRESS
President:           Michel Coutu          199 Gatto Street           - Same -
                                           Providence, RI 02906
Treasurer:          Randy Wyrofsky         105 Weeks Hill Road        - Same -
                                           Coventry, RI 02816
Clerk:               Michel Coutu          - Same as Above -          - Same -
Directors:           Michel Coutu          - Same as Above -          - Same -

Assistant Clerk:    Randy Wyrofsky         - Same as Above -          - Same -




c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: May

d. The name and business address of the resident agent, if any, of the corporation is: National Corporate Research, Ltd., 18 Tremont Street, Suite 146, Boston, MA 02108

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 29th day of May, 2003.


/s/ Julianne M. Ells
--------------------------------------------------------------------------------
Julianne M. Ells, Legal Assistant
--------------------------------------------------------------------------------
Sullivan & Worcester LLP
--------------------------------------------------------------------------------
One Post Office Square, Boston, MA 02109
--------------------------------------------------------------------------------

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

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                             P.J.C. REALTY CO., INC
                                50 Service Avenue
                                Warwick, RI 02886

                                  May 27, 2003


Commonwealth of Massachusetts
Office of the Secretary of State
One Ashburton Place
17th Floor
Boston, MA 02109

                Re: Consent to Use of Name by PJC Realty MA, Inc.

Gentlemen:

     I, Randy Wyrofsky, acting as the duly elected Vice President of P.J.C. Realty Co., Inc. (the "Company"), hereby consent on behalf of the Company to the use of "PJC Realty MA, Inc." as a corporate name in The Commonwealth of Massachusetts and in connection with the filing of Articles of Organization of which this letter is a part.


                                                Sincerely yours,

                                                /s/ Randy Wyrofsky
                                                Randy Wyrofsky
                                                Vice President

                               PJC REALTY N.E. LLC
                                50 Service Avenue
                                Warwick, RI 02886

                                  May 27, 2003

Commonwealth of Massachusetts
Office of the Secretary of State
One Ashburton Place
17th Floor
Boston, MA 02109

                Re: Consent to Use of Name by PJC Realty MA, Inc.

Gentlemen:

     I, Randy Wyrofsky, acting as the duly elected Treasurer and Chief Financial Officer of The Jean Coutu Group (PJC) USA, Inc., the Manager of PJC Realty N.E. LLC (the "Company"), hereby consent on behalf of the Company to the use of "PJC Realty MA, Inc." as a corporate name in The Commonwealth of Massachusetts and in connection with the filing of Articles of Organization of which this letter is a part.


                                                Sincerely yours,

                                                /s/ Randy Wyrofsky
                                                Randy Wyrofsky
                                                Vice President

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $275 having been paid, said articles are deemed to have been filed with me this 29th day of May 2003.


        A TRUE COPY ATTEST

   /s/ William Francis Galvin
      WILLIAM FRANCIS GALVIN
  SECRETARY OF THE COMMONWEALTH

DATE 7/23/04  CLERK /s/ [ILLEGIBLE]

EFFECTIVE DATE:
                -------------------------------------------


                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $275.00. For the purpose of filing, shares of stock with a par value less than $1.00 or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                              CONTACT INFORMATION:

Julianne M. Ells, Legal Assistant
------------------------------------------
Sullivan & Worcester LLP
------------------------------------------
One Post Office Square, Boston, MA 02109
------------------------------------------
Telephone:   (617) 338-2963
          --------------------------------
Email:
      ------------------------------------

A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.